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                                                                    EXHIBIT 99.1

                      [CITIGATE SARD VERBINNEN LETTERHEAD]

NEWS

FOR IMMEDIATE RELEASE                    Contact:   Paul Caminiti /Carrie Bloom
                                                    Citigate Sard Verbinnen
                                                    212/687 - 8080



                       NEW VALLEY COMPLETES ACQUISITION OF
                        PRINCETON, N.J. OFFICE BUILDINGS


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         MIAMI, FL, DECEMBER 13, 2002 - New Valley Corporation (NASDAQ: NVAL)
announced today that it has completed its previously announced acquisition of the 100 and 150 College Road West office buildings in Princeton, N.J. for a total purchase price of $54 million.
         New Valley financed a portion of the purchase price with a $40.5 million mortgage loan on the properties from HSBC Realty Credit Corporation
(USA). The loan has a term of four-years and is generally non-recourse to New Valley.

         New Valley is engaged in the real estate business and is seeking to acquire additional operating companies.

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           Citigate Sard Verbinnen 630 Third Avenue New York, NY 10017
                       Tel 212-687-8080 Fax 212-687-8344